UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  August 20, 2009

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices)

(425) 354-5038

Registrant’s telephone number, including area code

4575 SW Research Way, Suite 200

Corvallis, OR 97333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On August 20, 2009, AVI BioPharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Jefferies & Company, Inc., as representative of the several underwriters (the “Underwriters”), relating to the sale to the Underwriters by the Company of 21,126,761 units at a price of $1.42 per unit (each a “Unit,” and, collectively, the “Units”). Each Unit sold under the terms of the Underwriting Agreement consists of one share of common stock (the “Common Shares”) and a warrant to purchase 0.4 shares of the Company’s common stock (the “Warrants”). In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,169,014 units, consisting of 3,169,014 shares of common stock and warrants to purchase 1,267,606 shares of common stock, to cover overallotments, if any.  The Underwriting  Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The exercise price of the Warrants is $1.78 per share.  The shares of common stock and warrants are immediately separable and will be issued separately.  The Warrants may be exercised on or after February 25, 2010 and thereafter until the expiration of the Warrants on August 25, 2014.  The form of Common Stock Purchase Warrant is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company expects that the closing of the transaction under the Underwriting Agreement will occur on or about August 25, 2009, subject to customary closing conditions.

The net proceeds from the sale of the Units to be sold pursuant to the Underwriting Agreement are estimated to be approximately $27.8 million (after deducting underwriting discounts and commissions and estimated expenses).

The offering of the units is pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-160922) previously filed with the Securities and Exchange Commission and a prospectus supplement. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.   A copy of the opinion of Davis Wright Tremaine LLP relating to the legality of the issuance and sale of the Units in the offering is attached hereto as Exhibit 5.1.

Item 9.01               Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

1.1	Underwriting Agreement dated August 20, 2009 between the Company and the Underwriters

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1)

99.1	Press Release dated August 20, 2009

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on August 21, 2009.

AVI BioPharma, Inc.

By:	/s/ J. David Boyle II

J. David Boyle II
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

1.1	Underwriting Agreement dated August 20, 2009 between the Company and the Underwriters

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.1)

99.1	Press Release dated August 20, 2009